 Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference of our firm under the caption “Experts” in this registration statement (Form S-1) and related prospectus dated October 25, 2012 and to the inclusion of our report, dated April 4, 2012, except as to Note 15 which is as of September 15, 2012, with respect to the 2011 financial statements of Divine Skin, Inc., in such registration statement and related prospectus.

Fort Lauderdale, Florida

October 25, 2012